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                                                                   EXHIBIT 23.3

                  CONSENT OF SOUNDVIEW TECHNOLOGY CORPORATION

Board of Directors
Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713

Members of the Board:

   We hereby consent to the use in the Registration Statement of Extended Systems Incorporated on Form S-4 and in the Joint Proxy Statement/Prospectus of Extended Systems Incorporated and ViaFone, Inc. which is part of the Registration Statement, of our opinion dated May 28, 2002 appearing as Annex B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary of the Joint Proxy Statement/Prospectus", "The Merger--Background of the Merger and Related Transactions", "The Merger--Extended Systems' Reasons for Entering the Merger" and "The Merger--Opinion of Extended Systems' Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                              /s/  SoundView Technology
                                                Corporation
                                              -------------------------------
                                              SOUNDVIEW TECHNOLOGY CORPORATION

Old Greenwich, CT
June 26, 2002